Exhibit 107

Calculation of Filing Fee Tables
S-8
HARVARD BIOSCIENCE INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	400,000	$ 6.38	$ 2,552,000.00	0.0001381	$ 352.43
2	Equity	Common Stock, $0.01 par value per share	Other	120,000	$ 6.38	$ 765,600.00	0.0001381	$ 105.73
Total Offering Amounts:						$ 3,317,600.00		$ 458.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 458.16
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such an indeterminate amount of shares of common stock, par value $0.01 per share ("Common Stock"), as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events. (2) The amount registered consists of up to 400,000 shares of Common Stock issuable pursuant to the Registrant's Employee Stock Purchase Plan, as amended. (3) The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq Capital Market on June 4, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such an indeterminate amount of shares of common stock, par value $0.01 per share ("Common Stock"), as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events. (2) The The amount registered consists of up to 120,000 shares of Common Stock issuable pursuant to the Amended and Restated 2021 Incentive Plan. (3) The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq Capital Market on June 4, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources